Exhibit 10.1

AMENDMENT NO. 11
TO
SEVENTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
ASHFORD HOSPITALITY LIMITED PARTNERSHIP

SEPTEMBER 14, 2022

This Amendment No. 11 to the Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership (this “Amendment”) is made as of September 14, 2022, by Ashford OP General Partner LLC, a Delaware limited liability company, as general partner (the “General Partner”) of Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “Partnership”), pursuant to the authority granted to the General Partner in Section 11.1(b) of the Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated April 14, 2016, as amended by Amendment No. 1 thereto dated as of July 13, 2016, Amendment No. 2 thereto dated October 18, 2016, Amendment No. 3 thereto dated as of August 25, 2017, Amendment No. 4 thereto dated as of November 17, 2017, Amendment No. 5 thereto dated as of December 13, 2017, Amendment No. 6 thereto dated as of February 26, 2019, Amendment No. 7 thereto dated as of July 15, 2020, Amendment No. 8 thereto dated as of December 9, 2020, Amendment No. 9 thereto dated as of July 16, 2021, and Amendment No. 10 thereto dated as of April 28, 2022 (the “Partnership Agreement”), for the purpose of issuing additional Partnership Units in the form of Preferred Partnership Units. Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.

WHEREAS, the Board of Directors (the “Board”) of Ashford Hospitality Trust, Inc. (the “Company”) and a duly authorized committee thereof adopted resolutions on February 22, 2022 and April 27, 2022, respectively, classifying and designating an aggregate of 28,000,000 shares of Preferred Stock (as defined in the Articles of Amendment and Restatement of the Company (as amended and supplemented to date and as may be amended and supplemented from time to time (the “Charter”))) as shares of the Series J Preferred Stock (as defined below) and Series K Preferred Stock (as defined below);

WHEREAS, the Board initially filed Articles Supplementary to the Charter with the State Department of Assessments and Taxation of Maryland on April 28, 2022, establishing the Series J Preferred Stock and the Series K Preferred Stock;

WHEREAS, the Board adopted resolutions on September 12, 2022 and filed Articles Supplementary to the Charter with the State Department of Assessments and Taxation of Maryland on September 14, 2022, (i) reclassifying the authorized Series J Preferred Stock and Series K Preferred Stock as unissued shares of Preferred Stock, (ii) establishing the Series J Preferred Stock, with such preferences, rights, powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as described in the Series J Articles Supplementary (as defined below), and (iii) establishing the Series K Preferred Stock, with such preferences, rights, powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as described in the Series K Articles Supplementary (as defined below);

WHEREAS, Section 11.1(b) of the Partnership Agreement permits the General Partner to amend the Partnership Agreement without the approval of any other Partner if such amendment is to create, issue or reflect the creation or issuance of additional Partnership Interests;

WHEREAS, the General Partner has determined that, in connection with the issuance of the Series J Preferred Stock and the Series K Preferred Stock, it is necessary and desirable to amend the Partnership Agreement to amend the terms of the Series J Preferred Stock and the Series K Preferred Stock; and

WHEREAS, the General Partner desires to so amend the Partnership Agreement as of the date first set forth above.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

1.            Article I is amended to revise the following defined terms:

“Series J Articles Supplementary” shall mean the Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Preferred Stock, designating the rights and preferences of the Series J Redeemable Preferred Stock, filed as part of the Company’s Charter with the State Department of Assessments and Taxation of Maryland, on September 14, 2022.

“Series K Articles Supplementary” shall mean the Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Preferred Stock, designating the rights and preferences of the Series K Redeemable Preferred Stock, filed as part of the Company’s Charter with the State Department of Assessments and Taxation of Maryland, on September 14, 2022.

2.            In accordance with Section 4.3 of the Partnership Agreement, Section (g) of Exhibit X to the Partnership Agreement, which sets forth the terms and conditions of the Series J Preferred Partnership Units, is hereby deleted in its entirety.

3.            In accordance with Section 4.3 of the Partnership Agreement, Section (g) of Exhibit Y to the Partnership Agreement, which sets forth the terms and conditions of the Series K Preferred Partnership Units, is hereby deleted in its entirety.

4.            Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and confirms.

5.            This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.

6.            If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

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IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

Ashford OP General Partner LLC,
a Delaware limited liability company, as General Partner of Ashford Hospitality Limited Partnership

By:	/s/ Alex Rose
Name: Alex Rose
Title: Executive Vice President

Amendment No. 11 to Seventh Amended and Restated Agreement of Limited Partnership of
Ashford Hospitality Limited Partnership